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                                                                 EXHIBIT (3)(ii)

                                     BY-LAWS

                                       OF

                           OAKRIDGE EXPLORATION, INC.

                                    Article I

                           OFFICES - BOOKS AND RECORDS

            Section 1.1. Offices. The registered office of the corporation and its principal place of business is:

                        804 Hamilton Building
                        Wichita Falls, Texas  76301

            Section 1.2. Registered Agent. The registered agent of the corporation for the state of Utah is:

                        Mr. Norman S. Johnson
                        Johnson & Spackman
                        1320 Continental Bank Building
                        Salt Lake City, Utah  84101

            The registered agent for the state of Texas is:

                        Mr. Noel Pautsky
                        804 Hamilton Building
                        Wichita Falls, Texas  76301

            Section 1.3. Books and Records. The corporation shall keep at its registered office the following books and records and any shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the same and to make extracts therefrom:

            (a)   Its books and records of account.

            (b) Its minutes of meetings of the board of directors and any committees thereof.

            (c)   Its minutes of meetings of the shareholders.

            (d) Its record of shareholders which shall give their names and addresses and the number and class of the shares held by each.

            (e) Copies of its Articles of Incorporation and By-Laws as originally executed and adopted together with all subsequent amendments thereto.

            Section 1.4. Financial Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its most recent annual or

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quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operation unless the shareholder has already received the same. Neither the corporation nor any director, officer, employee or agent of the corporation shall be liable to the shareholder or anyone to whom the shareholder discloses the financial statement or any information contained therein for any error or omission therein whether caused without fault, by negligence or by gross negligence, unless (1) the error or omission is material,
(2) the director, officer, employee or agent in question knew of the error or omission and intended for the shareholder or other person to rely thereon to his detriment, (3) the shareholder or other persons did reasonable[y] rely thereon, and, in addition, (4) he is otherwise liable under applicable law.

                                   Article II

                                     BY-LAWS

            Section 2.1. Amendments. These by-laws may be altered, amended or repealed and new by-laws adopted by a vote of the majority of the board of directors. Any such action shall be subject to repeal or change by the vote of a majority of the shareholders, but the alteration, amendment, repeal, change or new by-law (and the repeal of the old by-law) shall be valid and effective and no director, officer, shareholder, employee or agent of the corporation shall incur any liability by reason of any action taken or omitted in reliance of the same. The power of the shareholders to repeal or change any alteration, amendment, repeal or new by-law shall not extend to any original by-law of the corporation so long as it is not altered, amended or repealed, but only to action by the board thereafter. There shall be no time limit on its exercise.

            Section 2.2. By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these by-laws shall be construed, insofar as possible, as supplementation and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

            Section 2.3. By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these by-laws which, upon being construed in the matter provided in Section 2.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these by-laws, it being hereby declared that these by-laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   Article III

                            MEETINGS OF SHAREHOLDERS

            Section 3.1. Place of Meetings. All meetings of the shareholders, annual or special, however called, shall be held at the registered office of the corporation unless the board

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of directors designates another place. The board of directors may designate any place for any meeting, either within or without the State of Utah.

            Section 3.2. Annual Meeting. An annual meeting of the shareholders may be called by the chairman of the board, the president, the board of directors or the holders of not less than one tenth of all the shares entitled to vote at the meeting. Unless so called, an annual meeting shall not be held.

            Section 3.3. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board, the president, the board of directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

            Section 3.4. Notice of Shareholders' Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered no less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it spears on the stock transfer books of the corporation with postage thereon prepaid.

            Section 3.5. Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders, (however called or noticed, whether or not called or noticed and whether before, during or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

            Section 3.6. Fixing Record Date for Meetings. The stock transfer books of the corporation shall not be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders but, in lieu thereof, the date on which notice is given in accordance with Section "3.4" above shall be the record date for those purposes. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made under this section, such determination shall apply to any adjournment thereof.

            Section 3.7. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders; a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to he meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who

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are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

            Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

            Section 3.8. Quorum of Shareholders, Vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Utah Business Corporations Act or the Articles of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            Section 3.9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

            Section 3.10. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, specifically providing a longer length of time for which the proxy is to continue in force, which in no case shall exceed seven (7) years from the date of execution. Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.

            Section 3.11. Elections of Directors. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. The candidates receiving the highest number of votes up to the number of directors to be elected shall be declared elected. Elections for directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins. Shareholders may not accumulate their votes on any one candidate for director.

            Section 3.12. Adjournments. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy therat, but, except as provided in Section 3.8 hereof, in the absence of a quorum no other business may be transacted at such meeting. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall

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not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

                                   Article IV

                                    DIRECTORS

            Section 4.1. Exercise of Corporate Power. The business and affairs of the corporation shall be managed by the Board of Directors.

            Section 4.2. Qualifications. Directors need not be residents of Utah or shareholders of the corporation. They need have no other special qualifications.

            Section 4.3. Compensation. The Board of Directors shall have authority to fix the compensation of directors. Such compensation so fixed shall be reported to the shareholders. Any compensation so fixed shall be for services as a director only, and a director who serves the corporation in any other capacity may receive a separate compensation therefor. Any directors may also be employed as officers, employees, or in any other capacity by the corporation and receive compensation for services rendered in any of the above capacity.

            Section 4.4. Number. The number of directors of the corporation shall not be less than three (3).

            Section 4.5. Term. The term of each director shall begin immediately on his election and shall continue until the date set under these by-laws for the next annual meeting of the next meeting of the shareholders. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

            Section 4.6. Elections. At each annual meeting the shareholders shall elect directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose.

            Section 4.7. Vacancies. A vacancy or vacancies in the Board of Directors shall exist in case of the death, resignation or removal of any directors, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting at which any director is elected, to elect the full authorized number of directors to be voted for at that meeting. Also, the Board of Directors may declare vacant the office of a director if he is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within 60 days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Any vacancy occurring may be filled by the affirmative vote of a majority of the remaining directors (or a sole remaining director) although less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or if there was no predecessor, until the date set under these by-laws for the next annual meeting and until his

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successor is elected. Any vacancy created by reason of the removal of one or more directors by the shareholders may be filled by election of the shareholders at the meeting at which the director or directors are removed.

            Section 4.8. Removal. At a meeting expressly called for that purpose one or more directors may be removed by a vote of a majority of the shares entitled to vote at an election of directors.

            Section 4.9. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

            Section 4.10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah as the place for holding any special meeting of the Board of Directors called by them.

            Section 4.11. Notice of Special Meetings. Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice be given by telegram, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            Section 4.12. Quorum. A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            Section 4.13. Manner of Action. The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

            Section 4.14. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the

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adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

            Section 4.15. Committees. The Board of Directors by resolution adopted by the majority of the number of directors fixed by the By-laws may designate a committee or committees consisting of not less than two directors which committee or committees, to the extent provided in such resolution, shall have designation of such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                    Article V

                                    OFFICERS

            Section 5.1. Election and Qualifications. The officers of this corporation shall consist of a president (who must own shares of stock in the corporation), one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors at the meeting of the Board of Directors next following the annual meeting of the shareholders (or at any meeting if an office is vacant) and such other officers, including a Chairman of the Board of Directors, and assistant officers and agents, as the Board of Directors shall deem necessary, who shall be elected and shall hold their offices for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person except those of president and secretary. Any vice president, assistant treasurer or assistant secretary, respectively, may exercise any or the powers of the president, the treasurer, or the secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon him by the By-Laws or the Board of Directors.

            Section 5.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure.

            Section 5.3. Removal and Vacancies. Any officer of the corporation may be removed by the Board of Directors at any meeting whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until his successor is duly chosen and qualified.

                                   Article VI

                              CHAIRMAN OF THE BOARD

            Section 6.1. Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall

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have such other powers and shall be subject to such other duties as the Board of
Directors may from time to time prescribe.

                                   Article VII

                                    PRESIDENT

            Section 7.1. Powers and Duties. The powers and duties of the president are:

            (a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

            (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

            (c) To call meetings of the shareholders and also of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these by-laws, at such places as he shall deem proper.

            (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation and do not require such authorization, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

            Section 7.2. President pro tem. If neither the Chairman of the Board, the president, nor the vice president is present at any meeting of the Board of Directors, a president pro tem may be chosen to preside and act at such meeting. If neither the president nor the vice president is present at any meeting of the shareholders, a president pro tem may be chosen to preside at such meeting.

                                  Article VIII

                                 VICE PRESIDENT

            Section 8.1. Powers and Duties. In case of the absence, disability or death of the president, the vice president, or one of the vice presidents, shall exercise all his powers and perform all his duties. If there is more than one vice president, the order in which the vice presidents shall succeed to the powers and duties of the president shall be as fixed by the Board of Directors. The vice president or vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                                   Article IX

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                                    SECRETARY

            Section 9.1. Powers and Duties. The powers and duties of the secretary are:

            (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

            (b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

            (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes or shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

            (d) To keep or cause to be kept at the registered office of the corporation the books and records required by Section "1.3" "(b)", "(c)", "(d)" and "(e)" above.

            (e) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

            (f) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which he certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, i issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 11.4 hereof.

            (g) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or vice president, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

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            (h) To prepare the voting lists required by section "3.7" above.

            (i) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

                                    Article X

                                    TREASURER

            Section 10.1. Powers and Duties. The powers and duties of the treasurer are:

            (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director and by any shareholder as provided in Section "1.3" above.

            (b) To keep or cause to be kept at the registered office of the corporation the books and records required by Section "1.3(a)" above.

            (c) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation and, at his discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

            (d) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

            (e) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

            (f) To render to the president and to the Board of Directors, whenever they may require, accounts of all transactions as Treasurer and of the financial condition of the corporation.

                                   Article XI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

            Section 11.1. Contracts. The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

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            Section 11.2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

            Section 11.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            Section 11.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   Article XII

                                SUNDRY PROVISIONS

            Section 12.1. Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these by-laws or by the Board of Directors.

            Section 12.2. Fiscal Year. The fiscal year of this corporation shall be from March 1 to the last day in February.

            Section 12.3. Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors.

            Section 12.4. Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every such certificate shall be either (a) signed by the president or a vice president and the secretary or an assistant secretary of the corporation and countersigned by a transfer agent of the corporation (if the corporation shall then have a transfer agent) and registered by a registrar of the shares of capital stock or (b) authenticated by facsimiles of the signature of the president and secretary of the corporation or by a facsimile of the signature of the of the president and written signature of the secretary or an assistant secretary and countersigned by a transfer agent of the corporation and registered by a registrar of the shares of the capital stock of the corporation.

            Section 12.5. Lost Certificates. Where the owner of any certificate for shares of the capital stock of the corporation claims that the certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner

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(a) so requests before the corporation has notice that the original certificate has been acquired by a bona fide purchaser, and (b) files with the corporation an indemnity bond in such form and in such amount as shall be approved by the president or a vice president of the corporation, and (c) satisfies any other reasonable requirements imposed by the corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

                            CERTIFICATE OF SECRETARY

KNOW ALL MEN BY THESE PRESENTS:

            That the undersigned does hereby certify that the undersigned is the Secretary of Oakridge Exploration, Inc., a corporation duly organized and existing under and by virtue of the State of Utah; that the above and foregoing By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation at the first meeting of said Board, which was duly and regularly held on the 23rd day of May, 1975; and that the above and foregoing By-Laws are now in full force and effect.

            Dated: June 13, 1976.

                                                /s/ Harvey Lee Ickert
                                                ----------------------
                                                       Secretary

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